EXHIBIT 99.5


                                ESCROW AGREEMENT

     This Agreement (this "AGREEMENT") dated December 21, 2001, is by and among TAG-IT PACIFIC, INC., a Delaware corporation ("BUYER"), TALON, INC., a Delaware corporation ("Seller" and, together with Buyer, the "APA PARTIES"), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the "ESCROW AGENT" and, together with the APA Parties, the "PARTIES")).

                                    RECITALS

     A. The APA Parties and certain other persons have entered into an Asset Purchase Agreement dated December 21, 2001 (the "ASSET PURCHASE AGREEMENT").

     B. The Asset Purchase Agreement provides that Buyer place a portion of the consideration paid by Buyer for the Assets thereunder in escrow.

     C. The Asset Purchase Agreement provides that Buyer and Seller enter into this Agreement with respect to the Escrow Amount.

     D. Undefined capitalized terms herein are defined in the Asset Purchase Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants contained herein and in the Asset Purchase Agreement, each Party agrees as follows:

     1. ASSET PURCHASE AGREEMENT. The Escrow Agent hereby acknowledges receipt of a copy of the Asset Purchase Agreement, but, except for referring to definitions of certain undefined capitalized terms herein, the Escrow Agent is not charged with any duties or responsibilities under the Asset Purchase Agreement.

     2. PURPOSE; EFFECTIVENESS. This Agreement has been executed and delivered, and the deposit of the Escrow Amount will be made, for the purpose of reimbursing and providing compensation for those Buyer Losses that any Buyer Indemnified Party incurs or reasonably anticipates incurring because of any claim for Buyer Losses arising under the Asset Purchase Agreement. Nothing herein will limit any noncontractual remedy for fraud.

     3. ESCROW CONSIDERATION.

     3.1. Buyer has delivered to the Escrow Agent (i) $100,000 in cash (the "ESCROW CASH") and (ii) 50,000 shares of Common Stock, par value $.001 per share, of Buyer (the "ESCROW SHARES" and, together with the Escrow Cash, the "ESCROW ASSETS"), representing the Escrow Consideration required to be placed in escrow under SECTIONS 2.2 and 7.5 of the Asset Purchase Agreement. The "ESCROW CONSIDERATION" means the Escrow Assets that, as of the date of determination, remain subject to this Agreement. The Escrow Agent is not required to inquire as to, or examine, the amount of Escrow Assets it receives under the Asset Purchase Agreement. The Escrow Agent will hold the Escrow Consideration subject to this Agreement.

     3.2. The Escrow Cash shall be held and invested or reinvested by the Escrow Agent at the written or oral request of the Seller, in any of the following securities:

     (a) obligations issued or guaranteed by the United States or any person controlled or supervised by and acting as an instrumentality of the United States pursuant to authority granted by Congress; and

     (b) certificates of deposit of banks or trust companies, including those of the Escrow Agent, organized under the laws of the United States of America.

     Such investments shall be made subject to any orders of the Seller with respect thereto, provided that investments of the Escrow Cash shall in any event mature or be redeemable or be subject to liquidation by sale or otherwise at the option of the Escrow Agent at such time as may be necessary to make timely disbursements under this Agreement. Subject to any such orders with respect thereto, or in the absence of any orders from the Seller, the Escrow Agent may invest the Escrow Cash and the proceeds thereof in the Wells Fargo Funds - 100 Percent Treasury, a money market mutual fund, and may from time to time sell such investments and reinvest the proceeds therefrom in other investments of the type described in this SECTION 3.2 maturing or redeemable as aforesaid. Any such investments may be purchased from the Escrow Agent or any affiliate of the Escrow Agent. The escrow shall be credited with all proceeds of sale and income from such investment.

     4. ESCROW PERIOD; DISTRIBUTION UPON TERMINATION OF ESCROW PERIOD. The Escrow Consideration will remain in existence until the first anniversary of the date hereof (the "ESCROW PERIOD"). At the close of business on the date the Escrow Period terminates (the "TERMINATION DATE"), the Escrow Period will terminate with respect to all of the Escrow Consideration; PROVIDED, HOWEVER, that Buyer may, by written notice delivered to the Escrow Agent and Seller on or before the Termination Date, direct the Escrow Agent to retain beyond the Termination Date any portion of the Escrow Consideration that, in Buyer's reasonable judgment, is necessary to satisfy any unsatisfied claim for Buyer Losses arising under the Asset Purchase Agreement specified in any Officer's Certificate (as defined) delivered to the Escrow Agent prior to the Termination Date with respect to facts and circumstances existing prior to the termination of such Escrow Period, until such claims have been resolved; PROVIDED FURTHER, however, that Seller may dispute the amount which Buyer directs the Escrow Agent to retain beyond the Termination Date in accordance with the dispute procedures specified in Sections 5.3 and 6. The notice directing that a portion of the Escrow Consideration be retained beyond the Termination Date will specify, for each claim then unresolved, the amount that Buyer directs be retained in respect thereof. As soon as any claim for which Escrow Assets have been retained beyond the Termination Date has been finally resolved, the Escrow Agent will deliver to the Seller that portion of the Escrow Assets retained in the Escrow Consideration in respect of such claim and which is not required to satisfy such claim.

     5. ASSERTION OF CLAIMS.

     5.1. If any Buyer Indemnified Party incurs Buyer Losses within the Escrow Period, Buyer may deliver a certificate signed in good faith (an "OFFICER'S CERTIFICATE") to the Escrow Agent stating that one or more of the Buyer Indemnified Parties or any of their


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respective successors and assigns has paid, properly accrued, or reasonably anticipates that it will have to pay or accrue Buyer Losses in an amount specified in such Officer's Certificate, with the basis for such claim set forth in reasonable detail, including the relevant section of the Asset Purchase Agreement to which such item is related. To the extent a claim is made against the Escrow Shares, the Officer's Certificate shall identify the number of Escrow Shares necessary to satisfy payment of the Buyer Losses calculated pursuant to
SECTION 5.2 below. After receiving an Officer's Certificate, the Escrow Agent shall promptly deliver a copy of such Officer's Certificate to Seller. Subject to SECTIONS 5.3, 5.4 and 6 (as applicable), 45 calendar days after delivery to Seller of a copy of such Officer's Certificate, the Escrow Agent will transfer, deliver and assign to Buyer, on behalf of such Buyer Indemnified Party, Escrow Assets having a value equal to the amount of such Buyer Losses.

     5.2. In determining the Escrow Assets to be delivered to Buyer out of the Escrow Consideration under SECTION 5.1, the following provisions will apply:

     (a) Any amount owed to Buyer shall (i) first be paid to Buyer in cash from the Escrow Assets, and (ii) after such cash has been depleted to zero, by delivery to Buyer of a number of Escrow Shares determined by dividing (a) the amount owed to Buyer by (b) the Value Per Share (as determined pursuant to clause (b) below).

     (b) "VALUE PER SHARE" shall mean, with respect to determining the number of Escrow Shares to be delivered to Buyer to satisfy a claim for amounts due hereunder, the average closing price per share for Buyer Common Stock as reported on the American Stock Exchange (or, if not quoted by AMEX, on such other primary securities exchange on which the Buyer's Common Stock is then quoted) for the five trading days immediately preceding the date of any payment made hereunder.

     5.3. Unless, within 45 calendar days after delivery to Seller of a copy of any Officer's Certificate, Seller gives written notice (a "DISPUTE NOTICE") to Buyer and Escrow Agent, and the Dispute Notice is received by both Buyer and Escrow Agent within said 45 calendar day period, that Seller disputes in good faith the claim set forth in such Officer's Certificate, with the basis for such dispute set forth in reasonable detail, such Officer's Certificate will constitute full authority to Escrow Agent to take the action provided for by
SECTION 5.1 and will be conclusive on all Parties. If Seller gives such notice, Escrow Agent will not transfer, deliver or assign to Buyer any Escrow Assets under this SECTION 5 until either (a) it receives the written Consent of Seller or (b) there is a final decision under SECTION 6 and Escrow Agent receives the written notice of such decision under SECTION 6.2.

     5.4. In the event that the Escrow Agent is required to deliver a portion, but less than all, of the Escrow Shares held in escrow by Escrow Agent to a Buyer Indemnified Party pursuant to this SECTION 5, then:

     (a) the Escrow Agent shall (i) deliver the stock certificate then held in escrow accompanied by a letter (an "INSTRUCTION LETTER") instructing American Stock Transfer & Stock Company (the "TRANSFER AGENT") to cancel the certificate and issue two or more certificates to the Escrow Agent, one or more stock certificates registered in the name of the Buyer Indemnified Party or Buyer Indemnified Parties identified in the Officer's Certificate


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for the number of shares set forth in such Officer's Certificate and another stock certificate registered in the name of the Seller for the remaining number of shares which shall be determined by subtracting the number of shares issued to the Buyer Indemnified Party or Buyer Indemnified Parties from the number of shares represented by the cancelled certificate, and (2) any additional materials requested by the Transfer Agent evidencing the authority of those persons authorized to execute the Instruction Letter on behalf of the Escrow Agent;

     (b) Buyer shall instruct its counsel to issue and deliver to the Transfer Agent, to the extent requested by the Transfer Agent, an opinion of counsel (an "OPINION LETTER") as to the availability of an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "ACT") in connection with the transfer of the Escrow Shares as provided in this SECTION 5; and

     (c) upon receipt of the new stock certificates from the Transfer Agent, the Escrow Agent shall promptly deliver the stock certificate or certificates registered in the name of the Buyer Indemnified Party or Buyer Indemnified Parties to such persons and the Escrow Agent shall retain the remaining certificate registered in the name of Seller in escrow pursuant to the terms of this Agreement.

     5.5. With respect to Escrow Shares deposited into escrow and held by the Escrow Agent which are registered in the name of the Seller, the Seller hereby transfers any such Shares in the manner and to the extent provided for in this Agreement and authorizes the Escrow Agent to take any and all action, for and on behalf of Seller, which the Escrow Agent deems necessary or desirable to accomplish any such transfer. In furtherance of the foregoing, the Seller hereby authorizes and empowers the Escrow Agent to execute instructions (including the Instruction Letter), stock powers and any other documents for the purpose of transferring the Escrow Shares as contemplated by this Agreement, and Seller hereby constitutes and appoints the Escrow Agent as its attorney-in-fact and agent, in its name, place and stead, in any and all capacities, for all such purposes, and such power of attorney shall be irrevocable so long as this Agreement is in effect.

     6. DISPUTE RESOLUTION.

     6.1. All disputes arising under this Agreement ("DISPUTES") will be resolved as follows: first, within 20 days following the date on which a Dispute Notice with respect to any assertion of Buyer Losses is delivered to the Buyer, the APA Parties and Buyer will use their commercially reasonable efforts to resolve such Dispute. If such Dispute cannot be resolved within such 20 day period (or such longer period as may then be agreed by the APA Parties), any of the APA Parties may, within the 10 day period following such 20 day period (or longer, as applicable) make a written demand (a "DEMAND") to the other APA Parties that the Dispute be submitted to binding arbitration in accordance with this SECTION 6. Subject to this SECTION 6, Buyer and Seller will agree upon the rules of the arbitration prior to the arbitration and based upon the nature of the disagreement. To the extent that the Parties cannot agree on the rules of the arbitration, then the Commercial Arbitration Rules of the American Arbitration Association in effect on the date hereof, except as the applicable rules are modified by this Agreement, will apply. As a minimum set of rules in the arbitration the Parties agree as follows:


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     (a) The arbitration will be held before a panel of three arbitrators consisting of one arbitrator selected by Buyer within 20 days after the date of the Demand, the other selected by Seller within 20 days after the date of the Demand, and the third then selected by those two arbitrators.

     (b) The Demand will contain a statement setting forth in reasonable detail the nature of the claim made by the APA Party initiating the arbitration (the "CLAIMANT"), the names and addresses of all other Parties, the amount involved, if any, and the remedy sought. The APA Party against whom such claim is made (the "RESPONDENT") will file an answering statement (the "ANSWER") within 15 days of the Demand. The Answer will contain a statement setting forth in reasonable detail the Respondent's responses and defenses to the claim. If a counterclaim is asserted, it will be sent with the Answer and will contain a statement setting forth in reasonable detail the nature of the counterclaim, the amount involved, if any, and the remedy sought. The Claimant will file a reply statement (the "REPLY") within 10 days of the counterclaim. The Reply will contain a statement setting forth in reasonable detail the Claimant's responses and defenses to the counterclaim. If no Answer or Reply is given within the stated time, the claim or the counterclaim will be assumed to be denied. Failure to file an Answer or Reply will not operate to delay the arbitration.

     (c) Unless the Parties to the arbitration agree otherwise, no discovery will take place except as provided in this subsection. Not less than 60 days before the date of the hearing, each Party will provide to each other Party, copies of all exhibits, affidavits and other evidence they intend to submit at the hearing, along with the identification of any witnesses to be called and a summary of anticipated testimony. Based on a review of the information provided, and not less than 30 days before the date of the hearing, each Party will provide to each other Party, copies of any additional exhibits, affidavits and other evidence they intend to submit at the hearing, along with the identification of any additional witnesses to be called and a summary of anticipated testimony. The arbitrators will be authorized to resolve any disputes concerning the exchange of information.

     (d) The arbitration hearing will take place over no more than 7 days beginning 120 days after the date of the Demand, if any.

     (e) The arbitrators will deliver their decision in writing within 15 days after the termination of the arbitration hearings.

     (f) The APA Parties will equally bear the costs and fees of the arbitration. The Parties agree that a court reporter will record the arbitration proceedings and that the reporter's record will be the agreed to transcript of the proceedings. The APA Parties will share the expenses of this recorder equally.

     (g) The arbitrators will specify the basis for their decision, the basis for the Buyer Losses award and a breakdown of the Buyer Losses awarded, and the basis of any other remedy. The arbitrators' decision will be considered as a final and binding resolution of the Dispute, will not be subject to appeal and may be entered as an order in any court of competent jurisdiction in the United States; provided that this Agreement confers no power or authority upon the arbitrators to render any decision that is based on clearly erroneously findings


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of fact, that manifestly disregards the law, or exceeds of the powers of the arbitrator, and no such decision will be eligible for confirmation. Each Party agrees to submit to the jurisdiction of any such court for purposes of the enforcement of any such order. No Party will sue the other except for enforcement of the arbitrator's decision if the other Party is not performing in accordance with the arbitrator's decision. The provisions of this Agreement will be binding on the arbitrators.

     (h) Any arbitration proceeding will be conducted on a confidential basis.

     (i) The arbitrators' discretion to fashion remedies hereunder will be no broader or narrower than the legal and equitable remedies available to a court, unless the Parties expressly state elsewhere in this Agreement that the Parties will be subject to broader or narrower legal and equitable remedies than would be available under the law governing this Agreement.

     6.2. Upon resolution of a Dispute under this SECTION 6, the APA Parties will cause the written determination of Buyer Losses contemplated by this
SECTION 6 to be delivered to the Escrow Agent promptly.

     7. ADJUSTMENTS TO ESCROW ASSETS; DIVIDENDS; VOTING.

     7.1. If the Escrow Agent receives any securities in respect of or in exchange for any of the Escrow Assets it holds, whether by way of dividends, share splits, recapitalizations, liquidations, mergers, consolidations, split-ups, spin-offs, redemptions, exchanges or conversions of shares and the like, the Escrow Agent will hold in escrow such securities as Escrow Assets.

     7.2. The Sellers will retain the right to receive any interest, cash dividends, or distributions payable with respect to the Escrow Assets, and such cash dividends or distributions will be held in the Escrow Account and used to satisfy claims hereunder. The Escrow Agent will invest any interest, cash dividends, or distributions only in Permitted Investments (as defined).

     7.3. Seller will have all voting rights with respect to the Escrow Assets in the Escrow Consideration. Escrow Agent shall have no authority to, and shall not, vote any of the Escrow Assets.

     8. ESCROW AGENT'S PROVISIONS.

     8.1. The Escrow Agent shall neither be responsible for or under, or chargeable with knowledge of, the terms and conditions of any other agreement, instrument or document executed between/among the parties hereto, except for this Agreement and the Agreement. This Agreement sets forth all of the obligations of the Escrow Agent, and no additional obligations shall be implied from the terms of this Agreement or any other agreement, instrument or document.


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     8.2. Each of the parties, jointly and severally, agrees to reimburse the
Escrow Agent on demand for, and to indemnify and hold the Escrow Agent harmless against and with respect to, any and all loss, liability, damage or expense (including, but without limitation, attorneys' fees, costs and disbursements) that the Escrow Agent may suffer or incur in connection with this Agreement and its performance hereunder or in connection herewith, except to the extent such loss, liability, damage or expense arises from its willful misconduct of gross negligence as adjudicated by a court of competent jurisdiction. The Escrow Agent shall have the further right at any time and from time to time to charge, and reimburse itself from, the property held in escrow hereunder.

     8.3. The Escrow Agent shall be entitled to rely and shall be protected in acting in reliance upon any instructions or directions furnished to it in writing by Buyer or Seller (or by both Buyer and Seller) or pursuant to any provisions of this Agreement and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to it by Buyer or Seller and believed by it to be genuine and to have been signed and presented by the proper party or parties.

     8.4. The Escrow Agent may consult with legal counsel of its selection in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel. Each of the parties, jointly and severally, agrees to reimburse the Escrow Agent on demand for such legal fees, disbursements and expenses and in addition, the Escrow Agent shall have the right to reimburse itself for such fees, disbursements and expenses from the property held in escrow hereunder.

     8.5. The Escrow Agent shall be under no duty to give the property held in escrow by it hereunder any greater degree of care than it gives its own similar property.

     8.6. The Escrow Agent shall receive the fees provided in EXHIBIT A to this Agreement. Such fees shall be paid 50% by Buyer and 50% by Seller. In the event that such fees are not paid to the Escrow Agent within 60 days of presentment to Buyer and Seller, then the Escrow Agent may pay itself such fees from the property held in escrow hereunder.

     8.7. In the event of any disagreement between any of the parties of this Agreement, or between them or either or any of them and any other person, resulting in adverse claims or demands being made in connection with the subject matter of the escrow, or in the event that the Escrow Agent, in good faith, be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until:

     (a) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction; or


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     (b) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons.

     The Escrow Agent shall have the option, after thirty (30) days notice to the other parties of its intention to do so, to file an action in interpleader requiring the parties to answer and litigate any claims and rights among themselves. The rights of the Escrow Agent under this paragraph are cumulative of all other rights which it may have by law or otherwise.

     8.8. The Escrow Agent may, in its sole discretion, resign and terminate its position hereunder at any time following thirty (30) days written notice to the APA Parties. Any such resignation shall terminate all obligations and duties of the Escrow Agent hereunder. On the effective date of such resignation, the Escrow Agent shall deliver this Agreement together with the Escrow Consideration and any and all related instruments or documents to any successor Escrow Agent agreeable to the parties, subject to this Agreement herein. If a successor Escrow Agent has not been appointed prior to the expiration of thirty (30) days following the date of the notice of such resignation, the then acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent, or other appropriate relief. Any such resulting appointment shall be binding upon all of the parties to this Agreement.

     8.9. The provisions of this SECTION 8 shall survive the termination of the escrow arrangement contemplated hereby.

     9. TAXES.

     9.1. The APA Parties agree that, for tax reporting purposes, all interest or other taxable income earned in any tax year from the investment of the Escrow Consideration shall be taxable to the Seller. The parties hereto shall, within 30 days after the date hereof, provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and other forms and documents that the Escrow Agent may reasonably request. The parties hereto understand that if such tax reporting documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement.

     9.2. To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of funds held or payments made hereunder, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Cash. The APA Parties agree to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses that may be assessed against the Escrow Agent on or with respect to any payment or other activities under this Agreement unless any such tax, addition for late payment, interest, penalties and other expenses shall arise out of or be caused by the actions of, or failure to act by, the Escrow Agent.


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     10. MISCELLANEOUS.

     10.1. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the Parties in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof. Except as expressly contemplated hereby, there are no third party beneficiaries having rights under or with respect to this Agreement.

     10.2. SUCCESSORS. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors. If an APA Party is an entity and if the principal business, operations or a majority or substantial portion of the assets of such APA Party are assigned, conveyed, allocated or otherwise transferred, including by sale, merger, consolidation, amalgamation, conversion or similar transactions, such receiving Person or Persons will automatically become bound by and subject to the provisions of this Agreement, and such APA Party will cause the receiving Person or Persons to expressly assume its obligations hereunder.

     10.3. ASSIGNMENTS. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the APA Parties.

     10.4. NOTICES. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder will be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                         (a) if to Buyer, to:

                             Tag-It Pacific, Inc.
                             21900 Burbank Boulevard, Suite 270
                             Woodland Hills, California 91367
                             Facsimile: (818) 444-4110
                             Attention: Colin Dyne

                             with a copy to:

                             Akin, Gump Strauss, Hauer & Feld, LLP
                             2029 Century Park East, Suite 2400
                             Los Angeles, California 90067
                             Facsimile: (310) 728-2233
                             Attention: Murray Markiles, Esq.


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                        (b)  if to Seller, to its parent:

                             Grupo Industrial Cierres Ideal, S.A. de C.V.
                             Paseo de la Reforma Num. 2608 PH
                             Col. Lomas Altas
                             Mexico D.F., 11950
                             Facsimile: 525 5 261 88 93
                             Attention: Chief Executive Officer

                        (c)  If to the Escrow Agent, to:

                             Wells Fargo Bank, National Association
                             Corporate Trust Services
                             707 Wilshire Boulevard, 17th Floor
                             Los Angeles, CA 90017
                             Facsimile: (213) 614-3355
                             Attention: Kimberly A. Vann, Trust Officer

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     10.5. SPECIFIC PERFORMANCE. Each Party acknowledges and agrees that the other Parties would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise Breached. Accordingly, each Party agrees that the other Parties will be entitled to an injunction or injunctions to prevent Breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any Action instituted in [any court of the United States or any state thereof] having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at Law or in equity.

     10.6. SUBMISSION TO JURISDICTION; SERVICE OF PROCESS; WAIVER.

     (a) SUBMISSION TO JURISDICTION AND VENUE IN LOS ANGELES COUNTY, CALIFORNIA. Solely for purposes of this Agreement and the transactions contemplated hereby, the parties to this Agreement each hereby agrees that any and all disputes, legal actions, suits, or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, whether legal or equitable in nature, or arising out of contract or tort claims, may be brought in any California or federal court located in Los Angeles County, State of California, United States of America. By their signature to this Agreement, each party, regardless of their residence, irrevocably submits to the jurisdiction of the courts located in Los Angeles County, State of California, United States of America, in any dispute, legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party


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hereto acknowledges that it has freely agreed to so submit to jurisdiction and venue, and that without such agreement the courts located in Los Angeles County, State of California, United States of America might not otherwise have jurisdiction over such party.

     (b) SERVICE OF PROCESS. Each party hereto agrees that service of any process, summons, notice or document by U.S. registered mail or the foreign equivalent of U.S. registered mail to such party's respective addresses set forth in this Agreement shall be effective service of process for any action, suit or proceeding in California with respect to any matters to which it has submitted to jurisdiction in SECTION 10.6(A) or if otherwise made in accordance with applicable law.

     (c) WAIVER OF CLAIM OF INDEMNITY AND INCONVENIENT FORUM. Each party hereto irrevocably waives all claim of immunity from jurisdiction, attachment and execution to which he or it might otherwise be entitled in any legal action or proceeding brought in any California or federal court located in Los Angeles County, State of California, United States of America, and further irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to any dispute, legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby being brought in any federal or California court located in Los Angeles County, State of California, United States of America, and further hereby irrevocably waives any claim that any such dispute, legal action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     10.7. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

     10.8. HEADINGS. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

     10.9. GOVERNING LAW. This Agreement and the performance of the obligations of the Parties hereunder will be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice of law principles.

     10.10. AMENDMENTS AND WAIVERS. No amendment, modification, replacement, termination, or cancellation of any provision of this Agreement will be valid, unless the same will be in writing and signed by the each Party. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

     10.11. SEVERABILITY. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof.

     10.12. EXPENSES. Except as otherwise expressly provided in this Agreement, each Party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby including all fees and expenses of agents, representatives, financial advisors, legal counsel, and accountants.

     10.13. CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes," and "including" will be deemed to be followed by "without limitation." Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached will not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     10.14. INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits, Annexes, Schedules and other attachments identified in this Agreement are incorporated herein by reference and made a part hereof.

     10.15. REMEDIES. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations, or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

                          [Next Page is Signature Page]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                     TAG-IT PACIFIC, INC.

                                     By:    /S/ COLIN DYNE
                                        --------------------------------------
                                            Colin S. Dyne
                                            Chief Executive Officer


                                     TALON, INC.

                                     By:    /S/ JOSE BALLESTEROS ROJAS
                                        --------------------------------------
                                            Jose Ballesteros Rojas
                                            Chief Executive Officer

                                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                                     By:    /S/ KIMBERLY VANN
                                        --------------------------------------
                                     Name:  KIMBERLY VANN
                                          ------------------------------------
                                     Title: TRUST OFFICER
                                           -----------------------------------

                                    EXHIBIT A

                           ESCROW AGENT'S FEE SCHEDULE


WELLS FARGO                                      WELLS FARGO BANK
                                                 CORPORATE TRUST SERVICES
                                                 707 WILSHIRE BLVD., 17TH FLOOR
                                                 LOS ANGELES, CA  90017
                                                 TEL:  (213) 614-3351
                                                 FAX:  (213) 614-3355